UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 11, 2010

BROADPOINT GLEACHER SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)
0-14140
(Commission File Number)
22-2655804
(IRS Employer Identification No.)
12 East 49 th Street, 31 st Floor
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)
(212) 273-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.
On March 11, 2010, in connection with its annual review of its policies and Board and Board Committee charters, the Board of Directors of Broadpoint Gleacher Securities Group, Inc. (the “Company”) approved amendments to its Code of Business Conduct and Ethics (the “Code”). These amendments, which were of a technical nature, neither introduced nor eliminated significant elements of the Code. The Code applies to all of the Company’s officers, directors and employees. Amending the Code did not result in a waiver or implicit waiver (as defined in Instruction 2 to Item 5.05), of the previous Code. The Code has been posted on the Company’s website at www.bpsg.com under the heading “About Us — Corporate Governance.”

Item 7.01.	Regulation FD Disclosure.
On March 11, 2010, in connection with its annual review of its policies and Board and Board Committee charters, the Board of Directors of the Company approved amendments to the Company’s Audit Committee Charter, Directors & Corporate Governance Committee Charter, Executive Compensation Committee Charter, Corporate Governance Guidelines and Procedures for Reporting Violations of Compliance Standards (collectively, the “Governance Documents”).
Each of the Governance Documents, as amended by the Board of Directors, is available on the Company’s website at www.bpsg.com under the heading “About Us — Corporate Governance.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT GLEACHER SECURITIES GROUP, INC.

By: Name:	/s/ Peter J. McNierney Peter J. McNierney
Title:	President and Chief Operating Officer
Date: March 12, 2010